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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         ORCHIDS PAPER PRODUCTS COMPANY

         It is hereby certified that:

      1. The present name of the corporation (herein called the "Corporation") is ORCHIDS PAPER PRODUCTS COMPANY. The Corporation was originally incorporated on January 6, 1998 as Orchids Acquisition Corp. pursuant to the provisions of the Delaware General Corporation Law and changed its name to Orchids Paper Products Company on April 22, 1998.

      2. The Certificate of Incorporation of the Corporation, as heretofore amended and/or supplemented, is hereby amended in its entirety as set forth in the Amended and Restated Certificate of Incorporation of Orchids Paper Products Company, as provided for herein.

      3. The Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      4. The Certificate of Incorporation of the Corporation shall at the effective time of this Amended and Restated Certificate of Incorporation, read as set forth on EXHIBIT A hereto.

         IN WITNESS WHEREOF, said Orchids Paper Products Company has caused this certificate to be signed by Michael P. Sage, its Chief Executive Officer, this 14th day of April, 2005.

                                                 ORCHIDS PAPER PRODUCTS COMPANY

                                                 By: /s/ Michael P. Sage
                                                     ---------------------------
                                                 Name:  Michael P. Sage
                                                 Title:  Chief Executive Officer

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                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         ORCHIDS PAPER PRODUCTS COMPANY

                                  ARTICLE FIRST

      The name of the Corporation is Orchids Paper Products Company.

                                 ARTICLE SECOND

      The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, New Castle County, 19808. The name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, New Castle County, 19808.

                                  ARTICLE THIRD

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

      1. AUTHORIZED STOCK. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock").

      2. COMMON STOCK. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

         (a) NO CUMULATIVE VOTING. The holders of shares of Common Stock shall not have cumulative voting rights.

         (b) DIVIDENDS; STOCK SPLITS. Subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         (c) LIQUIDATION, DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors in proportion to the number of shares held by them. For

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purposes of this paragraph 2(c), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (d) MERGER, ETC. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.

         (e) VOTING. At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of the holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

         (f) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

      3. POWER TO SELL AND PURCHASE SHARES. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock hereon or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                                  ARTICLE FIFTH

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

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      2. A director shall hold office until the annual meeting for the year in which his or her term expires or until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

      3. Subject to applicable law, any vacancy on the Board of Directors that results from an increase in the number of directors or resulting from the death, resignation, removal from office or any other cause may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor. Subject to applicable law, any or all of the directors of the Corporation may be removed from office at any time by the stockholders only for cause and only by the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director.

      5. The Board of Directors may from time to time adopt, amend or repeal Bylaws; provided, however, that the stockholders may amend or repeal any Bylaw or Bylaws adopted by the Board of Directors, or adopt a new Bylaw or Bylaws, in either case by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation, voting together as a single class; and, provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed adoption, amendment or repeal of the new Bylaw or Bylaws must be contained in the notice of such special meeting.

      6. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

      7. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

      8. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

                                  ARTICLE SIXTH

      1. LIMITATION OF LIABILITY. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a

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director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      2. INDEMNIFICATION. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer, employee or agent of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

      3. AMENDMENTS. Neither any amendment nor repeal of this Article Sixth, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article Sixth, shall eliminate or reduce the effect of this Article Sixth, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Sixth, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                 ARTICLE SEVENTH

      Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes may be called by (i) the chairman of the Board of Directors, if there be one, (ii) the chief executive officer, (iii) the president, or (iv) the Board of Directors. The ability of the stockholders to call a special meeting is hereby specifically denied.

                                 ARTICLE EIGHTH

      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

                                  ARTICLE NINTH

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE TENTH

      The Corporation is to have perpetual existence.

                                ARTICLE ELEVENTH

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or

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hereafter prescribed by this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws or by statute, and all rights conferred upon the stockholders herein are granted subject to this right; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation, voting together as a single class, shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Amended and Restated Certificate of Incorporation inconsistent with the purposes and intent of Article Fifth, Article Sixth, Article Seventh, Article Eighth and this Article Eleventh.

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